                                                                       Exhibit A
                         NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT

                                           Twelve
                                         Months Ended
                                      September 30, 1998
                                      ------------------

                                            Actual
                                      ------------------
Operating Revenues:

Gas - Retail                               $48,394,623
Gas - Wholesale                             36,885,860
Electric                                       252,729
Transportation                                 275,991
Other                                        1,378,204
                                           -----------
                                            87,187,407
                                           -----------

Operating Expenses:

Purchase Gas                                82,620,571
General & Administrative                     3,314,235
Depreciation, Depletion
   & Amortization                               90,766
Franchise & Other Taxes                        320,050
                                           -----------
                                            86,345,622
                                           -----------

Operating Income                               841,785
                                           -----------

Interest Income                                446,623
Interest Expense                                31,054
                                           -----------
                                               415,569
                                           -----------

Net Income (Loss) Before Taxes               1,257,354
                                           -----------

Income Taxes:

Federal                                        562,240
State                                           46,920
Deferred                                      (138,394)
                                           -----------
                                               470,766
                                           -----------

Net Income                                 $   786,588
                                           ===========